                                                                   EXHIBIT 2(a):

                       TRI-STATE OUTDOOR MEDIA GROUP, INC.
                              DEBTOR-IN-POSSESSION
                                 BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                 November 30,
                                                                     2002
                                                                 ------------
                                                                 (unaudited)

                                    ASSETS
Current Assets
  Cash and cash equivalents                                       $     509
  Accounts receivable, net of allowance for doubtful
    accounts $ 609                                                    2,138
  Supplies                                                              385
  Prepaid production costs                                              849
  Prepaid site leases, current portion                                1,757
  Prepaid commissions, current portion                                  663
  Other current assets                                                  258
                                                                  ---------
         Total current assets                                         6,559
                                                                  ---------
Property and Equipment, net                                          60,024
                                                                  ---------
Other Assets
  Intangible assets, net                                             34,913
  Prepaid site leases and commissions, long-term portion                532
  Other                                                                 205
                                                                  ---------
                                                                     35,650
                                                                  ---------
                                                                  $ 102,233
                                                                  =========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities
Liabilities not subject to compromise
  Current portion of long-term debt                               $  19,031
  Accounts payable                                                    2,453
  Accrued interest                                                      163
  Accrued expenses                                                       29
  Deferred revenue                                                      412
                                                                  ---------
         Total current liabilities                                   22,088
Long-Term Debt,
  net of current portion                                              2,450
                                                                  ---------
         Total liabilities not subject to compromise                 24,538
                                                                  ---------
Liabilities subject to compromise
  Accounts payable                                                      640
  Accrued interest                                                   10,379
  Senior notes                                                      100,000
                                                                  ---------
         Total liabilities subject to compromise                    111,019
                                                                  ---------
         Total liabilities                                          135,557
                                                                  ---------

Commitments and Contingencies
Stockholder's Equity (Deficit)
  Common stock, par value, $10 per share; authorized 10,000
    shares; issued and outstanding 2000 and 2001; 200 shares              2
  Paid-in capital                                                    33,841
  Accumulated deficit                                               (67,167)
                                                                  ---------
                                                                    (33,324)
                                                                  ---------
                                                                  $ 102,233
                                                                  =========
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